UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

WEST END INDIANA BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 962-9587

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2014, West End Indiana Bancshares, Inc. (the “Company”) announced that John P. McBride, President and Chief Executive Officer and Chairman of the Boards of Directors of the Company and its wholly owned subsidiary, West End Bank, s.b. (the “Bank”), will retire as President and Chief Executive Officer effective January 2, 2015.  Upon his retirement, Mr. McBride will continue to serve as Chairman of the Boards of Directors of the Company and the Bank.

On November 25, 2014, the Company also announced that effective January 2, 2015, Mr. Timothy R. Frame, Executive Vice President, Chief Operating Officer and Chief Credit Officer of the Company and the Bank, will be appointed President and Chief Executive Officer of the Company and the Bank. Since March 2013, Mr. Frame has served as Executive Vice President, Chief Operating Officer and Chief Credit Officer of the Company and prior to these appointments Mr. Frame served as Senior Vice President, Director of Retail Services and Chief Credit Officer of the Bank.  Mr. Frame has been employed by the Bank since 2003, and has more than 25 years of banking experience.

The Bank has entered into an employment agreement with Mr. Frame, the terms of which were disclosed in the Company’s definitive proxy statement, dated April 14, 2014, for the Company’s 2014 annual meeting of stockholders, filed with the Securities and Exchange Commission (“SEC”) on April 15, 2014.  Additionally the form of Mr. Frame’s employment agreement was filed as an exhibit to the Company’s registration statement on Form S-1 (333-175509), initially filed with the SEC on July 12, 2011.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit 99	Press Release dated November 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: November 25, 2014	By: /s/ John P. McBride
John P. McBride
President and Chief Executive Officer